SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): June 27, 1997



                    JMB INCOME PROPERTIES, LTD. - XIII
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          (Exact name of registrant as specified in its charter)





     Illinois                     0-19496                 36-3426137
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(State or other)                (Commission          (IRS Employer
 Jurisdiction of               File Number)           Identification No.)
 Organization




           900 N. Michigan Avenue, Chicago, Illinois  60611-1575
           -----------------------------------------------------
                  (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                               ADAMS/WABASH

                             CHICAGO, ILLINOIS
                      -------------------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. JMB Income Properties, Ltd. - XIII, an Illinois limited partnership (the "Partnership"), is a limited partner in Adams/Wabash Limited Partnership, an Illinois limited partnership ("Adams/Wabash"), whose sole asset was the Adams/Wabash Self Park (the "Property"), a parking garage and retail space structure containing 670 parking spaces and approximately 28,800 square feet of rentable retail area. On August 11, 1997, pursuant to an option to buy agreement dated June 27, 1997, Adams/Wabash sold the Property to ECH - Adams/Wabash Parking Garage, L.L.C., a limited liability company affiliated with Equity Office Properties Trust, an unaffiliated third party.

     The sale price of the land and improvements, determined by arm's length negotiations, was $25,000,000. Net cash proceeds from the sale, net of closing costs, are approximately $24,560,000. The retail portion of the Property was 39% occupied at the date of sale. The Property was classified as held for sale as of December 31, 1996 and therefore has not been subject to continued depreciation as of that date for financial reporting purposes. Adams/Wabash expects to report a gain on sale of approximately $5,500,000 and $5,200,000 for Federal income tax reporting purposes and financial reporting purposes in 1997, respectively, substantially all of which will be allocable to the Partnership under the joint venture agreement. In addition, in connection with the sale of this property and as is customary in such transactions, Adams/Wabash agreed to certain representations and warranties, with a stipulated survival period which expires December 15, 1997. Although it is not expected, Adams/Wabash may ultimately have some liability under such representations and warranties.

     On October 1, 1990, the Partnership was admitted to Adams/Wabash with a 49.9% ownership interest, which increased to 74.9% effective October 1, 1993 pursuant to the terms of the Adams/Wabash partnership agreement. JMB Realty Corporation, the managing general partner of Adams/Wabash and the Partnership, has a .1% interest, with the remaining 25% held by the developers. The Partnership is entitled to a cumulative annual preferred return, payable from operating cash flow, of 10% of its capital contributions to Adams/Wabash. Any distributable cash flow in excess of the Partnership's preferred return will be distributed in accordance with the ownership interests of Adams/Wabash.
The Adams/Wabash partnership agreement stipulates that sale or financing proceeds will be distributed such that the Partnership shall first receive any deficit in its cumulative annual preferred return followed by the return of the Partnership's original capital investment in Adams/Wabash of $24,996,000. Since distributable net sale proceeds were below the Partnership's original


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capital investment, and there was a deficit in the Partnership's cumulative preferred annual return, all distributable sale proceeds were distributed to the Partnership.
     The Partnership Agreement provides that the General Partners shall be allocated from sale proceeds (net after expenses and retained work capital)
(1) the amount necessary to provide for the amount of cash distributions accrued to them, but deferred as provided under the Partnership Agreement (2) up to 2% of the selling price of the property being sold and (3) that the balance be allocated 85% to the Limited Partners and 15% to the General Partners. However, the Limited Partners shall be allocated 100% of such net sale proceeds until the Limited Partners (not including the Special Limited Partner) (i) have been allocated cumulative cash distributions from the Partnership's operations which, when combined with sale or refinancing proceeds previously distributed under this clause (i), equal a 6% annual return on the Limited Partners' average capital investment (their initial capital investment as reduced by sale or refinancing proceeds previously distributed) for each year commencing with the third fiscal quarter of 1987,
(ii) have been allocated cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership. Notwithstanding the foregoing, payment of the portion of the sale and refinancing proceeds allocable to the General Partners pursuant to the above is deferred until such time as the Limited Partners have received cash distributions of sale and refinancing proceeds and of the Partnership's operations, in an amount equal to the Limited Partners' initial capital investment in the Partnership plus a 9% annual return (on a non-compounded basis) on the Limited Partners' average capital investment. The Partnership does not expect that the subordination requirements of the Partnership will be satisfied over the expected remaining term of the Partnership to permit payment of these amounts to the General Partners. Accordingly, the General Partners are waiving their right to receive their allocation of sales proceeds from this sale. Therefore, no portion of the proceeds of this sale is distributable to the General Partners.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements - Not Applicable.

     (b)   Pro Forma Financial Information - Narrative.

     As a result of the sale of the Property, beyond the date of sale there will be no further significant rental and other income, property operating expenses, depreciation and amortization recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1996) was $3,706,699, $1,387,111, and $571,565, respectively. Rental and other income,


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property operating expenses, and depreciation and amortization recorded for the Property was $1,923,776, $752,239 and $7,324, respectively, for the six months ended June 30, 1997. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at June 30, 1997 consisted of land and building and improvements (net of accumulated depreciation) of approximately $19,202,535; cash and other current assets of approximately $907,291; other non-current assets of $196,872; accrued real estate taxes and other current liabilities of $628,224 and security deposits of approximately $22,000.

     (c)    Exhibits.

     10.1 Option Agreement To Purchase between Adams/Wabash Limited Partnership and EOP-Adams/Wabash Parking Garage, L.L.C., a limited liability company affiliated with Equity Office Properties Trust, dated June 27, 1997.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            JMB INCOME PROPERTIES, LTD. - XIII

                            By:  JMB Realty Corporation
                                 Managing General Partner


                                 By:   GAILEN J. HULL
                                       -----------------------------------
                                       Gailen J. Hull
                                       Senior Vice President






Dated:


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